EXHIBIT 4.2

                          FIRST AMENDMENT TO INDENTURE

         This First Amendment to Indenture (this "Amendment") is entered into as of December 5, 2001, by and among (i) Matrix Capital Corporation, a Colorado corporation (the "Company") and (ii) U.S. Bank National Association (as successor Trustee to First Trust National Association), as trustee (the "Trustee").

         WHEREAS, the Company, as Issuer, and Trustee, as Trustee, entered into that certain Indenture dated as of September 29, 1997 (the "Indenture"); and

         WHEREAS, the parties to the Indenture desire to amend certain terms in the Indenture as provided herein in accordance with Section 9.1 of the Indenture;

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Section 7.10(a) of the Indenture is hereby amended to read in its entirety as follows:

                  Section 7.10 Eligibility; Disqualification. (a) The Trustee hereunder shall have no other relationship with the Company or any of its subsidiaries except as Trustee under this Indenture; provided, however, that the Trustee or an affiliate of the Trustee may have a relationship with the Company or a Subsidiary if such relationship is in the ordinary course of business.

         2. The parties hereto hereby confirm and acknowledge that the Indenture shall continue in full force and effect according to its original terms, except as expressly as amended hereby.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                              Matrix Capital Corporation, a Colorado Corporation


                              By: /s/ Guy A. Gibson
                                 -------------------------------------------
                                 Guy A. Gibson
                                 President and Chief Executive Officer



                              U.S. Bank National Association



                              By: /s/ Seth Dodson
                                 -------------------------------------------
                                 Seth Dodson
                                 Assistant Vice President